EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. REPORTS FIRST QUARTER OPERATING RESULTS

DURANGO, Colorado (July 20, 2020) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”) today reported its operating results for the three months ended May 31, 2020. The Company franchises and operates gourmet chocolate and confection stores and self-serve frozen yogurt cafés, and manufactures an extensive line of premium chocolates and other confectionery products.

COVID-19

We have experienced business disruptions resulting from efforts to contain the rapid spread of the novel coronavirus (COVID-19), including the vast mandated self-quarantines and closures of non-essential business throughout the United States and around the world. Nearly all stores have been directly and negatively impacted by public health measures taken in response to the COVID-19 pandemic, with nearly all locations experiencing reduced operations as a result of, among other things, modified business hours and store and mall closures. As a result, franchisees and licensees are not ordering products for their stores in line with historical amounts. This trend has negatively impacted, and is expected to continue to negatively impact, among other things, factory sales, retail sales and royalty and marketing fees of the Company.

FIRST QUARTER HIGHLIGHTS

●	Total revenue decreased 67.9 percent to $2.70 million during the three months ended May 31, 2020 compared to $8.43 million during the three months ended May 31, 2019.

●

Net income decreased from $712,000, or $0.12 per basic share and $0.11 per diluted share in the three months ended May 31, 2020 to a net loss of $3.7 million, or $(0.61) per basic and diluted share in the three months ended May 31, 2020.

●	Operating income decreased from $946,000 in the three months ended May 31, 2019 to an operating loss of $(4.8) million during the three months ended May 31, 2020.

●

Adjusted EBITDA (a non-GAAP measure defined later in this release) decreased from $1.8 million in the three months ended May 31, 2019 to a loss of $(4.0) million in the three months ended May 31, 2020.

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Factory sales decreased 61.9 percent during the three months ended May 31, 2020 compared to the three months ended May 31, 2019, primarily due to a 73.6% decrease in sales of product to the Company’s network of franchised and licensed retail stores and a 30.5% decrease in shipments of product to customers outside the network of franchised retail stores.

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Royalty and marketing fees decreased 82.5 percent in the three months ended May 31, 2020, primarily due to COVID-19 and the associated public health measures in place during the three months ended May 31, 2020.

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Franchise fees decreased 48.3 percent in the three months ended May 31, 2020, due to a decrease in revenue resulting from store closures and the termination of any future contract liability associated with the closure.

●	The Company’s franchisees and licensees opened four U-Swirl franchised locations during the three months ended May 31, 2020.

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On March 23, 2020, the Company and EA extended their long-term strategic alliance and entered into an ecommerce licensing agreement, whereby Edible will sell a wide variety of chocolates, candies and other confectionery products produced by the Company or its franchisees through Edible’s websites. Edible will also be responsible for all ecommerce marketing and sales from the Rocky Mountain Chocolate Factory corporate website and the broader Rocky Mountain Chocolate Factory ecommerce ecosystem.

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On May 11, 2020, the Board of Directors decided to suspend the first quarter cash dividend payment to preserve cash and provide additional flexibility in the current environment impacted by the COVID-19 pandemic.

FIRST QUARTER OPERATING RESULTS

Total revenue decreased 67.9 percent to $2.70 million during the three months ended May 31, 2020 compared to $8.43 million during the three months ended May 31, 2019.

Total factory sales decreased 61.9 percent to $2.13 million in the three months ended May 31, 2020 compared to $5.61 million in the three months ended May 31, 2019. The decrease was primarily due to a 73.6% decrease in sales of product to network of franchised and licensed retail stores and a 30.5% decrease in shipments of product to customers outside the network of franchised retail stores. The decrease in sales of product to the Company’s network of franchised and licensed retail stores was primarily the result of COVID-19 and the associated public health measures in place during the three months ended May 31, 2020. These decreases were partially offset by increases in factory sales associated with the Company’s strategic alliance with EA and by an increase in revenue from online sales of products directly to consumers.

Retail sales decreased to $188,000 in the three months ended May 31, 2020 compared to $855,000 in the three months ended May 31, 2019. This change was the result of the closure of all of Company-owned stores for much of the three months ended May 31, 2020. The closure of Company-owned stores was the result of COVID-19 and the associated public health measures in place during the three months ended May 31, 2020.

Royalty and marketing fees decreased 82.5 percent to $325,000 in the three months ended May 31, 2020 compared to $1.9 million in the three months ended May 31, 2019, primarily due to COVID-19 and the associated public health measures in place during the three months ended May 31, 2020. Nearly all of the Company’s franchised locations experienced reduced operations and periods of full closure during the three months ended May 31, 2020. The Company’s franchisees and licensees opened four U-Swirl franchised cafés during the three months ended May 31, 2020. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirl.com.

Franchise fees decreased 48.3 percent to $55,000 in the three months ended May 31, 2020 compared to $106,000 in the three months ended May 31, 2019, as a result of a decrease in revenue resulting from store closures and the termination of any future contract liability associated with the closure.

Operating income decreased from $946,000 in the three months ended May 31, 2019 to an operating loss of $(4.8) million during the three months ended May 31, 2020.

Net income decreased from $712,000, or $0.12 per basic share and $0.11 per diluted share in the three months ended May 31, 2019 to a net loss of $3.7 million, or $(0.61) per basic and diluted share in the three months ended May 31, 2020.

Adjusted EBITDA (a non-GAAP measure defined later in this release) decreased from $1.8 million in the three months ended May 31, 2019 to a loss of $(4.0) million in the three months ended May 31, 2020.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, costs associated with store closures, and costs associated with the evaluation of strategic alternatives to GAAP income from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. The Company believes that Adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. For example, the Company believes that Adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, the Company uses Adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included below.

Cash Dividends

On May 11, 2020 the Board of Directors decided to suspend the Company’s first quarter cash dividend payment to preserve cash and provide additional flexibility in the current environment impacted by the COVID-19 pandemic. Furthermore, the Board of Directors has suspended future quarterly dividends until the significant uncertainty of the current public health crisis and economic climate has passed and the Board of Directors determines that resumption of dividend payments is in the best interest of the Company and its stockholders.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of July 20, 2019, the Company, through its subsidiaries and its franchisees and licensees operated 410 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 40 states, Canada, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “RMCF.”

Forward-Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company’s business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company’s liquidity, the Company’s cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with EA, the ability to provide products to EA under the strategic alliance, EA's ability to increase the Company’s online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2020. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company’s ability to manage costs and reduce expenditures in a low or zero revenue environment and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

For Further Information, please contact

Rocky Mountain Chocolate Factory, Inc. (970) 375-5678

(Financial Highlights Follow)

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	May 31, 2020	May 31, 2020
United States
Rocky Mountain Chocolate Factory
Franchise Stores	0	171
Company-Owned Stores	0	2
Cold Stone Creamery	0	98
International License Stores	0	61
U-Swirl
Franchise Stores	4	81
Company-Owned Stores	0	3
International License Stores	0	2
Total	4	418

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	May 31, 2020	February 29, 2020
Current Assets	$14,828	$13,612
Total Assets	29,108	27,817
Current Liabilities	9,679	5,607
Total Liabilities	13,276	8,461
Stockholder's Equity	$15,832	$19,356

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended May 31,		Three Months Ended May 31,
	2020	2019	2020	2019
Revenues
Factory sales	$2,135	$5,606	79.0%	66.5%
Royalty and marketing fees	325	1,859	12.0%	22.1%
Franchise fees	55	106	2.0%	1.3%
Retail sales	188	855	7.0%	10.1%
Total Revenues	2,703	8,426	100.0%	100.0%

Costs and expenses
Cost of sales	2,883	4,615	106.7%	54.8%
Franchise costs	421	483	15.6%	5.7%
Sales and marketing	474	557	17.5%	6.6%
General and administrative	3,180	1,144	117.6%	13.6%
Retail operating	319	449	11.8%	5.3%
Depreciation and amortization, exclusive of depreciation and amortization expense of $158 and $146 included in cost of sales, respectively	186	232	6.9%	2.8%
Costs associated with Company-owned store closures	69	-	2.6%	0.0%
Total Costs and Expenses	7,532	7,480	278.7%	88.8%
		-
Income (loss) from operations	(4,829)	946	-178.7%	11.2%

Other income (expense)
Interest expense	(24)	(12)	-0.9%	-0.1%
Interest income	6	10	0.2%	0.1%
Other, net	(18)	(2)	-0.7%	0.0%

Income (loss) before income taxes	(4,847)	944	-179.3%	11.2%

Provision for income taxes	(1,179)	232	-43.6%	2.8%

Consolidated net income (loss)	(3,668)	712	-135.7%	8.5%

Basic Earnings (Loss) Per Common Share	$(0.61)	$0.12
Diluted Earnings (Loss) Per Common Share	$(0.61)	$0.11

Weighted Average Common Shares Outstanding	6,058,851	5,962,278

Dilutive Effect of Employee Stock Awards	-	272,286

Weighted Average Common Shares Outstanding, Assuming Dilution	6,058,851	6,234,564

 GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)
(unaudited)

	Three Months Ended May 31,
	2020	2019	Change
GAAP: Income (loss) from Operations	$(4,829)	$946	-610.5%
Depreciation and Amortization	343	378
Stock-Based Compensation Expense	144	231
Costs associated with non-recurring expenses (1)	298	255
Non-GAAP, adjusted EBITDA	$(4,044)	$1,810	-323.4%

(1) Non-recurring expenses include costs associated with Company-owned store closures, contested proxy costs and the evaluation of strategic alternatives.

COVID-19 Specific Impacts	Three Months Ended May 31, 2020
Accounts and notes receivable reserves	$1,469
Intangible asset and goodwill impairments	476
PPP loans (forgiveness pending*)	1,538

Total COVID-19 Specific Impacts	3,483

*The Company believes it will qualify for forgiveness under the terms of the Paycheck Protection Program but we are unable to determine what, if any amount, will be forgiven subject to completing the process to apply for loan forgiveness.